EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use of our report dated March 9, 2001, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of FindEx.com, Inc. for the fiscal years ended December 31, 2000 and 1999.



/s/ Chisholm and Associates
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Chisholm and Associates
North Salt Lake, UT
July 26, 2001